Exhibit 99.1

TransMedics Reports First Quarter 2023 Financial Results

Andover, Mass. – May 1, 2023 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended March 31, 2023.

Recent Highlights

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Net revenue of $41.6 million in the first quarter of 2023, a 162% increase compared to the first quarter of 2022
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Transplant centers' use of the National OCS Program (NOP) drove approximately 91% of total U.S. OCS cases
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Published Inaugural Environmental, Social, and Governance (“ESG”) Report

“In the first quarter we made significant progress in scaling production capacity while further demonstrating the transformational impact of our OCS technology and National OCS Program on organ transplantation in the U.S.,” said Waleed Hassanein, MD, President and Chief Executive Officer. “Even with this strong performance we believe we remain in the early stage of our longer-term growth trajectory as we strive to continuously deliver more lifesaving organs to more patients while also expanding our reach across the Unites States and globally. We remain highly focused on executing on our growth strategy while proactively navigating potential challenges to achieve our goals.”

First Quarter 2023 Financial Results

Total revenue for the first quarter of 2023 was $41.6 million, a 162% increase compared to $15.9 million in the first quarter of 2022. The increase was due primarily to NOP adoption in the U.S., increasing OCS Liver and OCS Heart sales.

Gross margin for the first quarter of 2023 was 69%, compared to 76% in the first quarter of 2022, and compared to 66% in the fourth quarter of 2022.

Operating expenses for the first quarter of 2023 were $30.9 million, compared to $21.5 million in the first quarter of 2022. The increase in operating expense was driven primarily by SG&A expense growth to support the NOP and overall company scale. First quarter operating expenses in 2023 included $3.9 million of stock compensation expense compared to $2.3 million of stock compensation expense in the first quarter of 2022.

Net loss for the first quarter of 2023 was $2.6 million, compared to $10.6 million in the first quarter of 2022.

2023 Financial Outlook

TransMedics is updating its full year 2023 revenue guidance to be in the range of $160 million to $170 million, which represents 71% to 82% growth compared to the company’s prior year revenue. TransMedics’ prior 2023 revenue guidance was $138 million to $145 million.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Monday, May 1, 2023. A live and archived webcast of the event will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, our full-year guidance, and statements about our operations, financial position, and business plans. These forward-looking statements are subject to a number of risks and uncertainties. Our Management cannot predict all risks, nor can we assess the impact of all factors on the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: that we continue to incur losses; our ability to attract and retain key personnel; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreement to which we will remain subject until maturity; the fluctuation of our financial results from quarter to quarter; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; our dependence on the success of the OCS; our ability to expand access to OCS through the NOP; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private payors of benefits offered by the OCS; our ability to improve the OCS platform and develop the next generation of the OCS products; our dependence on a limited number of customers for a significant portion of our net revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States and the European Union; our ability to adequately respond to FDA follow-up inquiries in a timely manner; performance of our third-party suppliers and manufacturers; our dependence on third parties to transport donor organs and medical personnel for our NOP; price increases of the components of our products; the timing or results of post-approval studies and any clinical trials for the OCS; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the extent and success of competing products that are or may become available; the impact of any product recalls or improper use of our products; our estimates regarding revenues, expenses and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

332-895-3222

Investors@transmedics.com

TransMedics Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Net product revenue	$33,993	$14,939
Service revenue	7,561	941
Total revenue	41,554	15,880
Cost of revenue:
Cost of net product revenue	7,306	3,378
Cost of service revenue	5,482	398
Total cost of revenue	12,788	3,776
Gross profit	28,766	12,104

Gross Margin	69%	76%

Operating expenses:
Research, development and clinical trials	5,871	7,534
Selling, general and administrative	24,984	13,939
Total operating expenses	30,855	21,473
Loss from operations	(2,089)	(9,369)
Other income (expense):
Interest expense	(1,091)	(960)
Other income (expense), net	555	(227)
Total other expense, net	(536)	(1,187)
Loss before income taxes	(2,625)	(10,556)
Provision for income taxes	(11)	(6)
Net loss	$(2,636)	$(10,562)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.38)
Weighted average common shares outstanding, basic and diluted	32,260,267	27,950,330

TransMedics Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$195,375	$201,182
Accounts receivable	38,620	27,611
Inventory	23,961	20,605
Prepaid expenses and other current assets	3,774	2,896
Total current assets	261,730	252,294
Property and equipment, net	19,161	19,223
Restricted cash	750	500
Operating lease right-of-use assets	4,939	5,130
Other non-current assets	508	—
Total assets	$287,088	$277,147
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,329	$3,341
Accrued expenses and other current liabilities	22,581	18,635
Deferred revenue	244	241
Operating lease liabilities	1,481	1,444
Total current liabilities	28,635	23,661
Long-term debt, net of discount and current portion	58,802	58,696
Operating lease liabilities, net of current portion	7,026	7,415
Total liabilities	94,463	89,772
Total stockholders’ equity	192,625	187,375
Total liabilities and stockholders’ equity	$287,088	$277,147